SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 2014

Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1	Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2014, Bankwell Financial Group, Inc., (the “Company”) the holding company for Bankwell Bank (the “Bank”), issued a Press Release announcing that in accordance with the Merger Agreement between the Company, the Bank and Quinnipiac Bank & Trust Company, the Board of Directors of Bankwell Financial Group, Inc. (the “Board”) increased the size of the Board from twelve (12) to thirteen (13) members and appointed Raymond W. Palumbo, whom previously served as a director of Quinnipiac Bank & Trust Company, effective October 1, 2014.

There are no arrangements or understandings between Mr. Palumbo and the Company or any other person, pursuant to which he was selected as a Director. Mr. Palumbo is not a party to any related party transactions with the Company or the Bank that would be required to be disclosed under Regulation S-K, Item 404(a). There are no material plans, contracts or arrangements (whether or not written) to which Mr. Palumbo is a party or in which he participates that were entered into, or material amendment made in connection with his election, nor were there any grants or awards to him or modifications thereto, under any such plans, contracts or arrangements in connection with his election.

Mr. Palumbo has been named to the following Committees of the Company’s Board of Directors:  Audit and CRA Committees.

A copy of the Press Release is included as Exhibit 99.1 to this current Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

October 2, 2014	By: /s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 2, 2014